Exhibit 1.1

$50,000,000

SARATOGA INVESTMENT CORP.

8.50% Notes due 2028

UNDERWRITING AGREEMENT

April 11, 2023

April 11, 2023

Ladenburg Thalmann & Co. Inc.

As Representative of the several

Underwriters named in Schedule I attached hereto,

c/o Ladenburg Thalmann & Co. Inc.

640 Fifth Avenue, 4th Floor

New York, NY 10019

Ladies and Gentlemen:

Saratoga Investment Corp., a corporation incorporated under the laws of the State of Maryland (the “Fund”), is a non-diversified closed-end management investment company that has elected to be treated as a business development company under the Investment Company Act of 1940, as amended (the “Investment Company Act”). The Fund proposes to issue and sell to the several Underwriters named in Schedule I hereto (the “Underwriters”) $50,000,000 total aggregate principal amount of its 8.50% Senior Notes due 2028 (the “Notes”).

The Securities will be issued under the indenture dated as of May 10, 2013 between the Fund and U.S. Bank National Association, as trustee (the “Trustee”), as amended and supplemented by that certain Fifteenth Supplemental Indenture to be dated as of April 14, 2023 (such indenture, as so amended and supplemented, the “Indenture”). The Fund also proposes to sell to the several Underwriters up to an additional $7,500,000 total aggregate principal amount of Notes (the “Additional Notes”) if and to the extent that Ladenburg Thalmann & Co. Inc., as the representative of the Underwriters in the offering (the “Representative”), shall have determined to exercise, on behalf of the Underwriters, the right to purchase such Additional Notes granted to the Underwriters in Section 3 hereof. The Notes and the Additional Notes are hereinafter collectively referred to as the “Securities.”

Saratoga Investment Advisors, LLC, a Delaware limited liability company (“Saratoga Investment Advisors”), acts as the Fund’s investment adviser pursuant to an Investment Advisory and Management Agreement between Saratoga Investment Advisors and the Fund, dated July 30, 2010 (the “Investment Advisory Agreement”). Saratoga Investment Advisors also acts as the Fund’s administrator pursuant to an Administration Agreement between Saratoga Investment Advisors and the Fund, dated July 30, 2010 (the “Administration Agreement”, which together with the Investment Advisory Agreement are hereinafter referred to as the “Fund Agreements”).

The Investment Company Act and the Securities Act of 1933, as amended (the “Securities Act”), are hereinafter referred to collectively as the “Acts,” and the rules and regulations of the Securities and Exchange Commission (the “Commission”) under the Acts and under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are hereinafter referred to collectively as the “Rules and Regulations.”

The Fund filed with the Commission a notification of election to be regulated as a business development company under the Investment Company Act on Form N-54A (File No. 814-00740) (the “Notification of Election”) on March 21, 2007. The Fund has also prepared and filed with the Commission pursuant to the Securities Act, a universal registration statement on Form N-2 (File No. 333-269186), which registers the offer and sale of certain securities to be issued from time to time by the Fund, including the Notes. The registration statement as amended as of its most recent effective date, including the exhibits and schedules thereto, all documents incorporated or deemed to be incorporated in the registration statement by reference, information contained in a prospectus supplement relating to the Securities subsequently filed with the Commission pursuant to Rule 424 promulgated under the Securities Act (“Rule 424”) and deemed to be a part of the registration statement at the time of effectiveness pursuant to Rule 430B under the Securities Act (“Rule 430B”), any registration statement filed pursuant to Rule 462(b) under the Securities Act (a “Rule 462(b)”), and any post-effective amendment thereto, is hereinafter referred to as the “Registration Statement.”  The base prospectus included in the Registration Statement as of its most recent effective date, including documents incorporated or deemed to be incorporated by reference therein by reference is hereinafter referred to as the “Base Prospectus.”  The preliminary prospectus supplement, dated April 11, 2023, relating to the Notes that was used prior to the execution and delivery of this Agreement and filed pursuant to Rule 424, including documents incorporated or deemed to be incorporated therein by reference, is herein called the “Preliminary Prospectus Supplement.” The Base Prospectus and the Preliminary Prospectus Supplement are referred to collectively as the “Preliminary Prospectus.” The Fund will file with the Commission, in accordance with Rule 424, a final prospectus supplement, including documents incorporated or deemed to be incorporated therein by reference (the “Final Prospectus Supplement”), supplementing the Base Prospectus in connection with the offer and sale of the Notes. The Base Prospectus and Final Prospectus Supplement are hereinafter referred to collectively as the “Prospectus.” Any reference herein to the Registration Statement, the Base Prospectus, the Preliminary Prospectus Supplement, the Preliminary Prospectus, the Final Prospectus Supplement or the Prospectus. Any reference herein to the Registration Statement, the Base Prospectus, the Preliminary Prospectus Supplement, the Preliminary Prospectus, the Final Prospectus Supplement, or the Prospectus shall be deemed to refer to and include any supplements or amendments thereto, filed with the Commission after the date of filing of the Prospectus under Rule 424 and prior to the termination of the offering of the Notes by the Underwriters.

For purposes of this Agreement, “Omitting Prospectus” means any written advertisement used with the written consent of the Fund in the public offering of the Securities and filed with the Commission pursuant to Rule 482 of the Rules and Regulations (“Rule 482”). “Time of Sale Prospectus” means, as of the Applicable Time (as defined below), the Preliminary Prospectus, together with the information set forth on Schedule II hereto (which information the Underwriters have informed the Fund is being conveyed orally by the Underwriters to prospective purchasers at or prior to the Underwriters’ confirmation of sales of the Securities in the offering). As used herein, the terms “Registration Statement,” “Preliminary Prospectus,” “Time of Sale Prospectus” and “Prospectus” shall include the documents, if any, incorporated or deemed to be incorporated by reference therein.

“Applicable Time” means 4.30 p.m. (Eastern Time) on April 11, 2023, or such other time as agreed by the Fund and the Representative.

All references in this Agreement to financial statements and schedules and other information that is “contained,” “included” or “stated” in the Registration Statement, the Preliminary Prospectus or the Prospectus (and all other references of like import) shall be deemed to include all such financial statements and schedules and other information incorporated or deemed incorporated by reference in or otherwise in the Registration Statement, the Preliminary Prospectus or the Prospectus, as the case may be, prior to the execution and delivery of this Agreement; and all references in this Agreement to amendments or supplements to the Registration Statement, the Preliminary Prospectus or the Prospectus, including those made pursuant to Rule 424 or such other rule under the Securities Act as may be applicable to the Fund, shall be deemed to include the filing of any document under the Exchange Act and the rules and regulations of the Commission under the Exchange Act which is or is deemed to be incorporated by reference in otherwise to be part of or included in the Registration Statement, the Preliminary Prospectus or the Prospectus, as the case may be, at or after the execution and delivery of this Agreement.

1. Representations and Warranties.

Representations and Warranties of the Fund. The Fund represents and warrants to each of the Underwriters as of the date hereof, the Applicable Time and the Closing Date as follows:

(a) The Registration Statement has been filed with, and declared effective by, the Commission; no notice of objection of the Commission to the use of such Registration Statement or any post-effective amendment thereto has been received by the Fund; no stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose are pending before or, to the knowledge of the Fund, threatened by the Commission. The Preliminary Prospectus and the Prospectus (including the documents incorporated or deemed to be incorporated by reference therein) delivered to the Underwriters for use in connection with this offering was identical in all material respects to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T. At the time of filing the Registration Statement and any post-effective amendments thereto, and at the date hereof, the Fund was not and is not an “ineligible issuer,” as defined in Rule 405 of the Rules and Regulations.

(i)	At the respective times the Registration Statement and any post-effective amendment thereto (filed before the Closing Date) became effective and at the Closing Date (and, if any Additional Notes are purchased, at the Option Closing Date), the Registration Statement, and any post-effective amendment thereto complied and will comply in all material respects with the requirements of the Securities Act and the Rules and Regulations and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. Neither the Prospectus nor any amendment or supplement thereto, as of the respective dates thereof and at the Closing Date (and, if any Additional Notes are purchased, at the Option Closing Date), contained or will contain an untrue statement of a material fact or omitted or will omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The Time of Sale Prospectus, at the Applicable Time, did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The documents incorporated or deemed to be incorporated by reference in the Registration Statement, the Time of Sale Prospectus and the Prospectus, at the time the Registration Statement became effective or when such documents incorporated or deemed to be incorporated by reference were filed with the Commission, as the case may be, when read together with the other information in the Registration Statement, the Time of Sale Prospectus and the Prospectus, as the case may be, did not and will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

(b) The representations and warranties in this paragraph do not apply to statements in or omissions from the Registration Statement, the Time of Sale Prospectus or the Prospectus made solely in reliance upon and in conformity with written information furnished to the Fund by the Representative on behalf of any Underwriter for use in the Registration Statement, the Time of Sale Prospectus or Prospectus.

(c) The Fund has been duly incorporated and is validly existing in good standing as a corporation under the laws of the State of Maryland. The Fund has full power and authority to own its property and to conduct its business as described in the Time of Sale Prospectus and enter into this Agreement and is in good standing and is duly qualified to transact business in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the condition, financial or otherwise, or on the earnings, business, operations, prospects or property of the Fund (a “Fund Material Adverse Effect”). The Fund has no consolidated subsidiaries for financial reporting purposes under generally accepted accounting principles (“GAAP”), other than tax blocker corporations that hold equity interests in one or more portfolio companies and non-operational companies, other than those entities set forth on Schedule IV hereto.

(d) The Fund has duly elected to be treated by the Commission under the Investment Company Act as a “business development company” (the “BDC Election”) and the Fund has not filed with the Commission any notice of withdrawal of the BDC Election pursuant to Section 54(c) of the Investment Company Act, and no order of suspension or revocation of such BDC Election has been issued or proceedings therefor initiated or, to the knowledge of the Fund, threatened by the Commission.

(e) The Fund is, and at all times through the completion of the transactions contemplated hereby will be, in compliance in all material respects with the applicable terms and conditions of the Acts and the Rules and Regulations. No person is serving or acting as an officer or director of, or investment adviser to, the Fund except in accordance with the provisions of the Investment Company Act and the Investment Advisers Act of 1940, as amended (the “Advisers Act”). Except as otherwise disclosed in the Registration Statement, the Time of Sale Prospectus and the Prospectus, to the knowledge of the Fund, based on information provided to the Fund by directors of the Fund, no director of the Fund is an “interested person” of the Fund or an “affiliated person” of any Underwriter (each as defined in the Investment Company Act).

(f) Each of this Agreement and the Fund Agreements has been duly authorized by the Fund. Each Fund Agreement complies with all applicable provisions of the Investment Company Act, the Advisers Act and the applicable Rules and Regulations. Each Fund Agreement has been duly executed and delivered by the Fund and (assuming the due and valid authorization, execution and delivery by the other parties thereto) represents a valid and binding agreement of the Fund, enforceable against the Fund in accordance with its terms, except (i) as rights to indemnity and contribution may be limited by federal or state securities laws or principles of public policy and subject to the qualification that the enforceability of the Fund’s obligations thereunder may be limited by bankruptcy, fraudulent conveyance, insolvency, reorganization, receivership, moratorium, and other laws relating to or affecting creditors’ rights generally and by general equitable principles whether enforcement is considered in a proceeding in equity or at law (the “Enforceability Exceptions”), and (ii) in the case of the Investment Advisory Agreement, with respect to termination under the Investment Company Act or the reasonableness or fairness of compensation payable thereunder.

(g) None of (i) the execution and delivery by the Fund of, and the performance by the Fund of its obligations under, this Agreement and each Fund Agreement, or (ii) the issuance and sale by the Fund of the Securities as contemplated by this Agreement conflicts with or will conflict with, result in, or constitute a violation, breach of, default under, (x) the Articles of Incorporation of the Fund, as amended to date (the “Charter”), or the Third Amended and Restated Bylaws of the Fund (the “Bylaws”) (y) any agreement, indenture, note, bond, license, lease or other instrument or obligation binding upon the Fund or any Subsidiary that is material to the Fund and the Subsidiaries taken as a whole, or (z) any law, rule or regulation applicable to the Fund or any Subsidiary or any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Fund or any Subsidiary, whether foreign or domestic; except, with respect to clauses (y) or (z), any contravention which would have neither (1) a Fund Material Adverse Effect or (2) a material adverse effect on the consummation of the transactions contemplated by this Agreement; provided that no representation or warranty is made with respect to compliance with the laws of any jurisdiction outside of the United States in connection with the offer or sale of the Securities in such jurisdiction by any Underwriter.

(h) No consent, approval, authorization, order or permit of, license from, or qualification with, any governmental body, agency or authority, self-regulatory organization or court or other tribunal, whether foreign or domestic, is required to be obtained by the Fund prior to the Closing Date for the performance by the Fund of its obligations under this Agreement or the Fund Agreements, except such as have been obtained and as may be required by (i) the Acts, the Advisers Act, the Exchange Act, or the applicable Rules and Regulations, (ii) the rules and regulations of the Financial Industry Regulatory Authority (“FINRA”) or the New York Stock Exchange (“NYSE”), (iii) by the securities or “blue sky laws” of the various states and foreign jurisdictions in connection with the offer and sale of the Securities or (iv) such as which the failure to obtain would have neither (A) a Fund Material Adverse Effect or (B) a material adverse effect on the consummation of the transactions contemplated by this Agreement.

(i) The authorized, issued and outstanding capital stock of the Fund conforms in all material respects to the description thereof under the heading “Description of Our Capital Stock” in each of the Time of Sale Prospectus and the Prospectus, and this Agreement, the Charter, the Bylaws and the Fund Agreements conform in all material respects to the descriptions thereof contained or incorporated or deemed to be incorporated by reference in each of the Time of Sale Prospectus and the Prospectus.

(j) This Agreement, the Notes, the Charter and the Bylaws and the Fund Agreements comply with all applicable provisions of the Acts and the applicable Rules and Regulations, and all approvals of such documents required under the Investment Company Act by the Fund’s shareholders and Board of Directors have been obtained and are in full force and effect. The Indenture has been qualified under the Trust Indenture Act of 1939, as amended, (the “Trust Indenture Act”), and all approvals, if any, of such documents required under the Trust Indenture Act have been obtained and are in full force and effect.

(k) The Fund Agreements are in full force and effect and neither the Fund nor, to the knowledge of the Fund, any other party to any such agreement is in default thereunder, and no event has occurred which with the passage of time or the giving of notice or both would constitute a default by the Fund thereunder, and the Fund is not currently in breach of, or in default under, any other written agreement or instrument to which it or its property is bound or affected, the default under or breach of which could reasonably be expected to result in a Fund Material Adverse Effect.

(l) The outstanding shares of common stock, par value $0.001 per share (the “Common Stock”), of the Fund have been duly authorized and are validly issued, fully paid and non-assessable. None of the outstanding shares of Common Stock of the Fund was issued in violation of the preemptive or other similar rights of any securityholder of the Fund. Other than as contemplated in the Time of Sale Prospectus and the Prospectus, no options, warrants or other rights to purchase, agreements or other obligations to issue, or rights to convert any obligations into or exchange any securities for, shares of capital stock of or ownership interests in the Fund are outstanding.

(m) The Indenture has been duly authorized by the Fund and upon effectiveness of the Registration Statement was or will have been duly qualified under the Trust Indenture Act and, when duly executed and delivered in accordance with its terms by the Fund and the Trustee, will constitute a valid and legally binding agreement of the Fund enforceable against the Fund in accordance with its terms, except as enforceability may be limited by the Enforceability Exceptions.

(n) The Securities have been duly authorized by the Fund and, when duly executed, authenticated, issued and delivered as provided in the Indenture and paid for as provided herein, will be duly and validly issued and outstanding and will constitute valid and legally binding obligations of the Fund enforceable against the Fund in accordance with their terms, subject to the Enforceability Exceptions, and will be entitled to the benefits of the Indenture. All statements relating to the Notes contained in the Registration Statement, the Prospectus and the Time of Sale Prospectus conform, in all material respects, to the Notes, and the issuance of the Notes is not subject to any preemptive rights, rights of first refusal or offer or similar rights.

(o) The Fund will file a registration statement on Form 8-A relating to the Securities pursuant to Section 12(b) of the Exchange Act on the Closing Date. An application for listing of the Securities for trading on the NYSE will be filed by the Fund prior to the Closing Date.

(p) Each Omitting Prospectus, as of the date thereof and as of the Closing Date, (i) complies in all material respects with the requirements of Rule 482, (ii) does not contain an untrue statement of a material fact and (iii) complied and will comply in all material respects with the Securities Act and the applicable Rules and Regulations. Except for the Omitting Prospectuses identified on Schedule III hereto, the Fund has not prepared, used or referred to and will not, without your prior consent, prepare, use or refer to any Omitting Prospectus.

(q) Since November 30, 2022, except as disclosed in the Registration Statement, the Time of Sale Prospectus or the Prospectus, there has not occurred any material adverse change, or any development reasonably likely to involve a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, business or operations of the Fund and the Subsidiaries taken as a whole, except as would not result in a Fund Material Adverse Effect, and there have been no transactions entered into by the Fund which are material to the Fund other than those in the ordinary course of its business or as described in the Time of Sale Prospectus.

(r) There are no legal or governmental proceedings pending or, to the knowledge of the Fund or any Subsidiary, threatened to which the Fund is a party or to which any of the properties of the Fund or any Subsidiary is subject (i) other than proceedings described in all material respects in the Time of Sale Prospectus and proceedings that would not result in a Fund Material Adverse Effect, or on the power or ability of the Fund to perform its obligations under this Agreement or to consummate the transactions contemplated by the Time of Sale Prospectus or (ii) that are required to be described in the Registration Statement, the Time of Sale Prospectuses or the Prospectus and are not so described.

(s) The statements contained in the Preliminary Prospectus Supplement under headings “Specific Terms of the Notes and the Offering”, “Certain U.S. Federal Income Tax Consequences” and “Description of the Notes” and under the headings “Investment Advisory and Management Agreements”, “Administration Agreement” and “Business Development Company Regulations” in Part I, Item 1 of the Fund’s annual report on Form 10-K for the fiscal year ended February 28, 2022, filed with the Commission on May 4, 2022 (the “Form 10-K”), each of which are incorporated by reference into the Registration Statement and the Prospectus, in each case insofar as such statements summarize legal matters, agreements, documents or proceedings discussed therein, are accurate and fair summaries of such legal matters, agreements, documents or proceedings.

(t) Each of the Fund and each Subsidiary has all necessary consents, authorizations, approvals, orders (including exemptive orders), licenses, certificates, permits, qualifications and registrations of and from, and has made all declarations and filings with, all governmental authorities, self-regulatory organizations and courts and other tribunals, whether foreign or domestic, to own and use its assets and to conduct its business in the manner described in the Time of Sale Prospectus and the Prospectus, except to the extent that the failure to obtain or file the foregoing would not result in a Fund Material Adverse Effect.

(u) Each of the Preliminary Prospectus and the Prospectus, as of the respective dates thereof, and the Time of Sale Prospectus, as of the Applicable Time, complied in all material respects with the Securities Act and the applicable Rules and Regulations. The documents incorporated or deemed to be incorporated by reference in the Registration Statement, the Time of Sale Prospectus and the Prospectus, when they became effective or at the time they were filed with the Commission, complied in all material respects with the requirements of the Exchange Act and the Rules and Regulations.

(v) When the Notification of Election was filed with the Commission, it (i) contained all statements required to be stated therein in accordance with, and complied in all material respects with the requirements of, the Investment Company Act, as applicable to business development companies, and (ii) did not include any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein not misleading.

(w) Except as otherwise contemplated in the Time of Sale Prospectus and the Prospectus, the financial statements included or incorporated or deemed to be incorporated by reference in the Registration Statement, the Time of Sale Prospectus and the Prospectus, together with the related notes thereto (collectively, the “Fund Financial Statements”), present fairly the financial condition of the Fund as of the date indicated and said Fund Financial Statements comply as to form with the requirements of Regulation S-X under the Securities Act and have been prepared in conformity with GAAP. The supporting schedules to such Fund Financial Statements, if any, present fairly in accordance with GAAP the information required to be stated therein. Ernst & Young LLP, whose report is incorporated by reference in the Time of Sale Prospectus and the Prospectus and who have certified the Fund Financial Statements and supporting schedules, if any, incorporated or deemed to be incorporated by reference in the Registration Statement, is an independent registered public accounting firm as required by the Acts and the applicable Rules and Regulations.

(x) There are no material restrictions, limitations or regulations with respect to the ability of the Fund or any Subsidiary to invest its assets as described in the Time of Sale Prospectus and the Prospectus, other than as described therein.

(y) Neither the Fund nor any of its agents or representatives (other than the Underwriters in their capacity as such) has prepared, made, used, authorized, approved or referred to any written communication that constitutes an offer to sell or solicitation of an offer to buy the Securities other than (i) the Registration Statement, the Preliminary Prospectus and the Prospectus, and any amendment or supplement to any of the foregoing, and (ii) the Omitting Prospectuses, if any, identified on Schedule III hereto. All other promotional material (including “road show slides” or “road show scripts”) prepared by the Fund or Saratoga Investment Advisors for use in connection with the offering and sale of the Securities (“Road Show Material”) is not inconsistent with the Registration Statement, the Preliminary Prospectus or the Prospectus, and when taken together with the Time of Sale Prospectus, at the Applicable Time, did not contain any untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

(z) There are no contracts, agreements or understandings between the Fund and any person granting such person the right to require the Fund to file a registration statement under the Securities Act with respect to any securities of the Fund or to require the Fund to include such securities with the Securities registered pursuant to the Registration Statement.

(aa) Subsequent to the respective dates as of which information is given in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus, (i) neither the Fund nor any Subsidiary has incurred any material liability or obligation, direct or contingent, nor entered into any material transaction; (ii) neither the Fund nor any Subsidiary has purchased any of its outstanding capital stock, nor declared, paid or otherwise made any dividend or distribution of any kind on its capital stock, other than ordinary and customary dividends; and (iii) there has not been any material change in the capital stock, short-term debt or long-term debt of the Fund, except in each case as contemplated in the Registration Statement, the Time of Sale Prospectus and the Prospectus, respectively.

(bb) Each of the Fund and each Subsidiary owns or possesses, or can acquire on reasonable terms, all material patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks and trade names currently employed by them in connection with the business now operated by it, and neither the Fund nor any Subsidiary has received any notice of infringement of or conflict with asserted rights of others with respect to any of the foregoing which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a Fund Material Adverse Effect.

(cc) The Common Stock of the Fund is listed on the NYSE under the ticker symbol “SAR.” The Fund has not received any notice that it is not in compliance with the listing or maintenance requirements of the NYSE with respect to its Common Stock. The Fund believes that it is, and has no reason to believe that it will not in the foreseeable future continue to be, in material compliance with all such listing and maintenance requirements.

(dd) To the extent that the Sarbanes-Oxley Act of 2002, as amended, and the rules and regulations promulgated by the Commission and NYSE thereunder (the “Sarbanes-Oxley Act”), have been applicable to the Fund, there is and has been no failure on the part of the Fund to comply with any applicable provision of the Sarbanes-Oxley Act that would reasonably be expected to result in a Fund Material Adverse Effect.

(ee) The Fund maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations and with the applicable requirements of the Acts; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability and compliance with the books and records requirements under the Acts; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Since the date of the Fund’s most recent audited financial statements incorporated or deemed to be incorporated by reference in the Prospectus, there has been (i) no material weakness in the Fund’s internal control over financial reporting (whether or not remediated); (ii) no fraud, whether or not material, that involves management or employees who have a role in the Fund’s internal controls; and (iii) no change in the Fund’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Fund’s internal control over financial reporting.

(ff) The Fund maintains “disclosure controls and procedures” (as such term is defined in Rules 13a-15 under the Exchange Act); such disclosure controls and procedures are effective; and the Fund is not aware of any material weakness in such controls and procedures.

(gg) None of the Fund, any Subsidiary nor, to the knowledge of the Fund, any employee nor agent of the Fund or any Subsidiary has made any payment of funds of the Fund or received or retained any funds, which payment, receipt or retention is of a character to be disclosed in the Registration Statement, the Time of Sale Prospectus or the Prospectus.

(hh) Any statistical and market-related data included or incorporated or deemed to be incorporated by reference in the Registration Statement, the Time of Sale Prospectus and the Prospectus are based on or derived from sources that the Fund believes to be reliable and accurate.

(ii) There are no contracts or documents which are required to be described in the Registration Statement, the Time of Sale Prospectus or the Prospectus (or the documents incorporated or deemed to be incorporated by reference therein) or to be filed or incorporated by reference as exhibits thereto by the Securities Act or the Rules and Regulations which have not been so described and filed as required.

(jj) The operations of the Fund and each Subsidiary are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements and the money laundering statutes and the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Fund or any Subsidiary with respect to the Money Laundering Laws is pending or, to the knowledge of the Fund, threatened.

(kk) None of the Fund, any Subsidiary nor Saratoga Investment Advisors nor, to the knowledge of the Fund, any director, officer, agent, employee or affiliate of the Fund, any Subsidiary or Saratoga Investment Advisors is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corruption Practices Act of 1977, as amended, and the rules and regulations thereunder (“FCPA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA and the Fund, any Subsidiary or Saratoga Investment Advisors, and to the knowledge of the Fund, any Subsidiary or Saratoga Investment Advisors, its affiliates have conducted their businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

(ll) None of the Fund, any Subsidiary nor Saratoga Investment Advisors nor, to the knowledge of the Fund, any director, officer, agent, employee or affiliate of the Fund, any Subsidiary or Saratoga Investment Advisors is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”) and neither the Fund, any Subsidiary or Saratoga Investment Advisors will directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

(mm) Each of the Fund and each Subsidiary is insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which it is engaged; all policies of insurance insuring the Fund, any Subsidiary or their respective business, assets, employees, officers and directors, including the Fund’s directors and officers errors and omissions insurance policy and its fidelity bond required by Rule 17g-1 under the Investment Company Act, are in full force and effect and each of each of the Fund and each Subsidiary is in compliance with the terms of such policies and fidelity bond in all material respects; and there are no claims by the Fund or any Subsidiary under any such policies or fidelity bond as to which any insurance company is denying liability or defending under a reservation of rights clause; neither the Fund nor any Subsidiary has been refused any insurance coverage sought or applied for; and the Fund has no reason to believe that it or the Subsidiaries will not be able to renew its or their existing insurance coverage and fidelity bond as and when such coverage and fidelity bond expires or to obtain similar coverage and fidelity bond from similar insurers as may be necessary to continue its business at a cost that would not result in a Fund Material Adverse Effect, except as set forth or incorporated or deemed to be incorporated by reference in or contemplated in the Registration Statement, the Time of Sale Prospectus or the Prospectus.

(nn) Except as set forth or incorporated or deemed to be incorporated by reference in or contemplated in the Preliminary Prospectus, the Time of Sale Prospectus or the Prospectus, neither the Fund nor any Subsidiary (i) has any material lending or other relationship with any bank or lending affiliate of the Representative (the description of such arrangements and outstanding indebtedness thereunder is true, accurate and complete in all respects) and (ii) does not intend to use any of the proceeds from the sale of the Securities hereunder to repay any outstanding debt owed to any affiliate of the Representative.

(oo) There are no business relationships or related-party transactions involving the Fund, any Subsidiary or any other person required to be described in the Registration Statement, the Preliminary Prospectus or the Prospectus which have not been described as required, it being understood and agreed that the Fund and Saratoga Investment Advisors make no representation or warranty with respect to such relationships involving any Underwriter or any affiliate of such Underwriter and any other person that have not been disclosed to the Fund by the relevant Underwriter in connection with this offering.

(pp) None of the Fund, any Subsidiary, Saratoga Investment Advisors nor any of their affiliates has taken, directly or indirectly, any action which constitutes or is designed to cause or result in, or which could reasonably be expected to constitute, cause or result in, the stabilization or manipulation of the price of any security to facilitate the sale or resale of the Securities.

(qq) Each of the Fund and each Subsidiary owns, leases or has rights to use all such properties as are necessary to the conduct of its operations as presently conducted.

(rr) No director or officer of the Fund, any Subsidiary or Saratoga Investment Advisors is subject to any non-competition agreement or non-solicitation agreement with any employer or prior employer which could materially affect his ability to be and act in his respective capacity of the Fund, any Subsidiary or Saratoga Investment Advisors or result in a Fund Material Adverse Effect.

(ss) Each of the Fund and each Subsidiary is currently organized and operates in compliance in all material respects with the requirements to be treated for U.S. federal income tax purposes as, and has duly elected to be treated as (which election has not been revoked), a regulated investment company under Subchapter M of the Internal Revenue Code of 1986, as amended (the “Code”). The Fund intends to direct the investment of the net proceeds received by it from the sale of the Securities in the manner specified in the Registration Statement, the Time of Sale Prospectus and the Prospectus under the caption “Use of Proceeds” and in such a manner as to continue to comply with the requirements of Subchapter M of the Code.

(tt) The Fund has (i) appointed a Chief Compliance Officer and (ii) adopted and implemented written policies and procedures which the Board of Directors of the Fund has determined are reasonably designed to prevent violation of the Federal Securities Laws (as defined in Rule 38a-1 under the Investment Company Act) in a manner required by and consistent with Rule 38a-1 under the Investment Company Act and is in compliance in all material respects with Rule 38a-1 under the Investment Company Act.

Any certificate signed by or on behalf of the Fund and delivered to the Representative or counsel for the Underwriters in connection with the offering of the Securities shall be deemed to a representation and warranty by the Fund as to the matters covered therein to each Underwriter.

2. Representations and Warranties of Saratoga Investment Advisors. Saratoga Investment Advisors represents and warrants to and agrees with each of the Underwriters as of the date hereof as follows:

(a) Saratoga Investment Advisors has been duly formed and is validly existing as a limited liability company in good standing under the laws of the State of Delaware, with the corporate power and authority to own its property and to conduct its business as described in the Time of Sale Prospectus and enter into this Agreement and the other Fund Agreements to which Saratoga Investment Advisors is a party, as the case may be, and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the condition, financial or otherwise, or on the earnings, business or operations of Saratoga Investment Advisors, as the case may be (an “Adviser/Administrator Material Adverse Effect”). Saratoga Investment Advisors has no subsidiaries.

(b) Saratoga Investment Advisors is duly registered as an investment adviser under the Advisers Act, and is not prohibited by the Advisers Act or the Investment Company Act from acting under the Investment Advisory Agreement as an investment adviser to the Fund as contemplated by the Registration Statement, the Time of Sale Prospectus and the Prospectus, and no order of suspension or revocation of such registration has been issued or proceedings therefor initiated or, to the knowledge of Saratoga Investment Advisors, threatened by the Commission.

(c) Each of this Agreement and the Fund Agreements to which Saratoga Investment Advisors is a party, as the case may be, has been duly authorized by Saratoga Investment Advisors, as applicable. Each Fund Agreement to which Saratoga Investment Advisors is a party, complies with the applicable provisions of the Investment Company Act, the Advisers Act and the applicable Rules and Regulations. Each Fund Agreement to which Saratoga Investment Advisors is a party has been duly executed and delivered by Saratoga Investment Advisors, as applicable and assuming the due and valid authorization, execution and delivery by the other parties thereto, represents a valid and binding agreement of Saratoga Investment Advisors, as applicable, enforceable against Saratoga Investment Advisors, as applicable, in accordance with its terms, except (i) as rights to indemnity and contribution may be limited by federal or state securities laws or principles of public policy and subject to the qualification that the enforceability of Saratoga Investment Advisors’ obligations thereunder, as applicable, may be limited by Enforceability Exceptions, and (ii) in the case of the Investment Advisory Agreement, with respect to termination under the Investment Company Act or the reasonableness or fairness of compensation payable thereunder.

(d) The execution and delivery by Saratoga Investment Advisors, and the performance by Saratoga Investment Advisors, of its obligations under, this Agreement does not conflict with or will conflict with, result in, or constitute a violation, breach of, default under, (x) the limited liability company operating agreement of Saratoga Investment Advisors (y) any agreement, indenture, note, bond, license, lease or other instrument or obligation binding upon Saratoga Investment Advisors that is material to Saratoga Investment Advisors, or (z) any law, rule or regulation applicable to Saratoga Investment Advisors, or any judgment, order or decree of any governmental body, agency or court having jurisdiction over Saratoga Investment Advisors, whether foreign or domestic; except, with respect to clauses (y) or (z), any contravention which would have neither (i) an Adviser/Administrator Material Adverse Effect or (ii) a material adverse effect on the consummation of the transactions contemplated by this Agreement; provided that no representation or warranty is made with respect to compliance with the laws of any jurisdiction outside of the United States in connection with the offer or sale of the Securities in such jurisdiction by any Underwriter.

(e) No consent, approval, authorization, order or permit of, license from, or qualification or registration with any governmental body, agency or authority, self-regulatory organization or court or other tribunal, whether foreign or domestic, is required to be obtained by Saratoga Investment Advisors, prior to the Closing Date for the performance by Saratoga Investment Advisors of its obligations under this Agreement or any Fund Agreement to which it is a party, except such as have been obtained and as may be required by the Acts, the Advisers Act or the applicable Rules and Regulations.

(f) There are no legal or governmental proceedings pending or, to the knowledge of Saratoga Investment Advisors, threatened to which Saratoga Investment Advisors is a party or to which any of the properties of Saratoga Investment Advisors is subject (i) other than proceedings accurately described in all material respects in the Time of Sale Prospectus and proceedings that would not have a material adverse effect on Saratoga Investment Advisors or on the power or ability of Saratoga Investment Advisors to perform its obligations under this Agreement or to consummate the transactions contemplated by the Time of Sale Prospectus or (ii) that are required to be described in the Registration Statement, the Time of Sale Prospectuses or the Prospectus and are not so described.

(g) Saratoga Investment Advisors has all necessary consents, authorizations, approvals, orders (including exemptive orders), licenses, certificates, permits, qualifications and registrations of and from, and has made all declarations and filings with, all governmental authorities, self-regulatory organizations and courts and other tribunals, whether foreign or domestic, to own and use its assets and to conduct its business in the manner described in the Time of Sale Prospectus and the Prospectus, except to the extent that the failure to obtain or file the foregoing would not result in an Adviser/Administrator Material Adverse Effect.

(h) Saratoga Investment Advisors has the financial resources available to it necessary for the performance of its services and obligations as contemplated in the Time of Sale Prospectus and by this Agreement and each Fund Agreement to which it is a party.

(i) The Investment Advisory Agreement is in full force and effect and neither Saratoga Investment Advisors nor, to the knowledge of Saratoga Investment Advisors, any other party to the Investment Advisory Agreement is in default thereunder, and, no event has occurred which with the passage of time or the giving of notice or both would constitute a default by Saratoga Investment Advisors under such document.

(j) All information furnished by Saratoga Investment Advisors for use in the Registration Statement, the Time of Sale Prospectus and Prospectus, including, without limitation, the description of Saratoga Investment Advisors (the “Investment Adviser Information”) does not, and on the Closing Date will not, contain any untrue statement of a material fact or omit to state any material fact necessary to make such information not misleading (in the case of the Time of Sale Prospectus and the Prospectus, in light of the circumstances under which such information is provided).

(k) There has not occurred any material adverse change, or any development reasonably likely to involve a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, business or operations of Saratoga Investment Advisors as it relates to the Fund from that set forth or incorporated or deemed to be incorporated by reference in the Time of Sale Prospectus, and there have been no transactions entered into by Saratoga Investment Advisors which are material to Saratoga Investment Advisors as it relates to the Fund other than those in the ordinary course of its business or as described in the Time of Sale Prospectus.

(l) Neither Saratoga Investment Advisors, nor any of its affiliates, has taken, directly or indirectly, any action which constitutes or is designed to cause or result in, or which could reasonably be expected to constitute, cause or result in, the stabilization or manipulation of the price of any security to facilitate the sale or resale of the Securities.

(m) The operations of Saratoga Investment Advisors are and have been conducted at all times in compliance with applicable Money Laundering Laws and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving Saratoga Investment Advisors with respect to the Money Laundering Laws is pending or, to the knowledge of Saratoga Investment Advisors, threatened.

(n) Saratoga Investment Advisors maintains a system of internal controls sufficient to provide reasonable assurance that (i) transactions effectuated by it under the Investment Advisory Agreement are executed in accordance with its management’s general or specific authorization and (ii) access to the Fund’s assets is permitted only in accordance with its management’s general or specific authorization.

(o) Saratoga Investment Advisors maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions for which it has bookkeeping and record keeping responsibility for under the Administration Agreement are recorded as necessary to permit preparation of the Fund’s financial statements in conformity with GAAP and to maintain accountability for the Fund’s assets and (ii) the recorded accountability for such assets if compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

Any certificate signed by or on behalf of Saratoga Investment Advisors and delivered to the Representative or counsel for the Underwriters in connection with the offering of the Securities shall be deemed to a representation and warranty by Saratoga Investment Advisors as to the matters covered therein to each Underwriter.

3. Agreements to Sell and Purchase.

(a) On the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, the Fund hereby agrees to sell to the several Underwriters, and each Underwriter, agrees, severally and not jointly, to purchase from the Fund the respective principal amount of Notes set forth in Schedule I hereto opposite its name at the purchase price per Note set forth in Schedule II hereto (the “Purchase Price”).

(b) On the basis of the representations and warranties contained in this Agreement, and subject to its terms and conditions, the Fund agrees to sell to the Underwriters the Additional Notes and the Underwriters shall have the right to purchase, severally and not jointly, up to an additional $7,500,000 total aggregate principal amount of Additional Notes (without giving effect to any accrued interest from the Closing Date to the Option Closing Date, as defined below) at the Purchase Price set forth in paragraph (a) above less an amount per Additional Note equal to any interest payable on the Notes but not on the Additional Notes. The Representative may exercise this right on behalf of the Underwriters in whole or from time to time in part by giving written notice to the Fund not later than thirty (30) days after the date of this Agreement. Any exercise notice shall specify the total aggregate principal amount of Additional Notes to be purchased by the Underwriters and the date on which such Additional Notes are to be purchased. Each purchase date must be at least one business day after the written notice is given and may not be earlier than the Closing Date for the Notes not later than ten business days after the date of such notice. Additional Notes may be purchased as provided in Section 5 hereof solely for the purpose of covering over-allotments made in connection with the offering of the Notes. On each Option Closing Date, if any, that Additional Notes are to be purchased, each Underwriter agrees, severally and not jointly, to purchase the aggregate principal amount of Additional Notes that bears the same proportion to the total aggregate principal amount of Additional Notes to be purchased on such Option Closing Date as the aggregate principal amount of Notes set forth in Schedule I hereto opposite the name of such Underwriter bears to the total aggregate principal amount of Notes.

4. Terms of Public Offering. The Fund and Saratoga Investment Advisors each understands that the Underwriters propose to make a public offering of their respective portions of the Securities on the terms set forth or incorporated or deemed to be incorporated by reference in the Prospectus as soon as the Representative deems advisable after this Agreement has been executed and delivered.

5. Payment and Delivery. Payment for the Notes shall be made to the Fund in Federal or other funds immediately available to a bank account designated by the Fund against delivery of the Notes, with any transfer taxes payable in connection with the sale of the Notes duly paid by the Fund, for the respective accounts of the several Underwriters at 10:00 A.M. (New York City time), on the second full business day following the date of this Agreement, or at such other time on the same or such other date determined by agreement between the Fund and the Representative. The time and date of such payment are herein referred to as the “Closing Date.”

Payment for any Additional Notes shall be made to the Fund in Federal or other funds immediately available to a bank account designated by the Fund against delivery of such Additional Notes, with any transfer taxes payable in connection with the sale of the Additional Notes duly paid by the Fund, for the respective accounts of the several Underwriters at 10:00 A.M. (New York City time), on the date specified in the corresponding notice described in Section 3 or at such other time on the same or on such other date, in any event not later than May 11, 2023, as shall be designated in writing by the Representative. The time and date of any such payment for Additional Notes are herein referred to as the “Option Closing Date.”

The Notes and Additional Notes shall be registered in such names and in such denominations as the Representative shall request in writing not later than one full business day prior to the Closing Date or the applicable Option Closing Date, as the case may be. The Notes and Additional Notes shall be delivered through the facilities of The Depository Trust Company on the Closing Date or an Option Closing Date, as the case may be, for the respective accounts of the several Underwriters.

6. Conditions to the Fund’s, Saratoga Investment Advisor’s and the Underwriters’ Obligations.

(a) The respective obligations of the Fund and Saratoga Investment Advisors, and the several obligations of the Underwriters, hereunder are subject to the condition that the Registration Statement has become effective and, at the Closing Date, no stop order suspending the effectiveness of the Registration Statement shall have been issued under the Securities Act and no proceedings with respect thereto shall have been initiated or, to the Fund’s knowledge, threatened by the Commission, and any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of counsel to the Underwriters. A prospectus containing the pricing and related information permitted to be omitted from the Registration Statement as of its effective date in accordance with Rule 430B shall have been filed with the Commission in accordance with Rule 424 of the Rules and Regulations.

(b) The several obligations of the Underwriters are subject to the following further conditions:

(i)	Subsequent to the execution and delivery of this Agreement and prior to the Closing Date, there shall not have occurred any Fund Material Adverse Effect, from that set forth or incorporated or deemed to be incorporated by reference in the Time of Sale Prospectus that, in the Representative’s reasonable judgment, is material and adverse and that makes it, in the Representative’s reasonable judgment, impracticable to market the Securities on the terms and in the manner contemplated in the Time of Sale Prospectus.

(ii)	The Underwriters shall have received on the Closing Date a certificate, dated the Closing Date and signed by an executive officer of the Fund, to the effect that the representations and warranties of the Fund and contained in this Agreement are true and correct as of the Closing Date and that the Fund has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder on or before the Closing Date. The Underwriters shall also have received on the Closing Date a certificate, dated the Closing Date and signed by an executive officer of Saratoga Investment Advisors, to the effect that the representations and warranties of Saratoga Investment Advisors and contained in this Agreement are true and correct as of the Closing Date and that Saratoga Investment Advisors has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder on or before the Closing Date.

Each officer signing and delivering such a certificate may rely upon his or her knowledge as to proceedings threatened.

(iii)	Each of Saratoga Investment Advisors and the Fund shall have performed all of their respective obligations to be performed hereunder on or prior to the Closing Date.

(iv)	The Underwriters shall have received on the Closing Date an opinion and negative assurance letter of Eversheds Sutherland (US) LLP, counsel for the Fund and Saratoga Investment Advisors, dated the Closing Date, satisfactory to the Representative and counsel for the Underwriters in form and substance, to the effect set forth in Exhibit A hereto.

(v)	The Underwriters shall have received on the Closing Date the favorable opinion of Blank Rome LLP, counsel for the Underwriters, dated the Closing Date, and covering such matters as the Underwriters shall reasonably request.

The opinion of Eversheds Sutherland (US) LLP described in Section 6(b)(iv) above shall be rendered to the Underwriters at the request of the Fund and Saratoga Investment Advisors, as applicable, and shall so state therein. Each of the foregoing shall include a statement to the effect that it may be relied upon by counsel to the Underwriters as to the laws of the State of Maryland and Delaware, respectively, in any opinion delivered to the Underwriters.

(vi)	The Underwriters shall have received, on each of the date hereof and the Closing Date, a letter dated the date hereof or the Closing Date, as the case may be, in form and substance satisfactory to the Underwriters, from Ernst & Young LLP, independent registered public accountants, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained or incorporated or deemed to be incorporated by reference in the Registration Statement, the Time of Sale Prospectus and the Prospectus, provided that the letter delivered on the Closing Date shall use a “cut-off date” not earlier than the date hereof.

(vii)	All filings, applications and proceedings taken by the Fund and Saratoga Investment Advisors in connection with the registration of the Securities under the Securities Act and the applicable Rules and Regulations shall be satisfactory in form and substance to the Representative and counsel for the Underwriters.

(viii)	No action, suit, proceeding, inquiry or investigation shall have been instituted or threatened by the Commission which would adversely affect the Fund’s standing as a business development company under the Investment Company Act or the standing of Saratoga Investment Advisors as a registered investment adviser under the Advisers Act.

(ix)	The Securities shall have been duly authorized for listing on the NYSE, subject only to official notice of issuance thereof.

(x)	The Underwriters shall have obtained a Conditional No Objections Letter from FINRA regarding the fairness and reasonableness of the Underwriting terms and arrangements.

The several obligations of the Underwriters to purchase Additional Notes hereunder are subject to the delivery to the Representative on the applicable Option Closing Date of such documents as the Representative may reasonably request with respect to the good standing of the Fund and Saratoga Investment Advisors, the due authorization and issuance of the Additional Notes to be sold on such Option Closing Date and other matters related to the issuance of such Additional Notes, and officers’ certificates, opinions of Eversheds Sutherland (US) LLP to the effect set forth above, and comfort letters of Ernst & Young LLP to the effect set forth above, except that such certificates, opinions and comfort letters shall be dated as of the applicable Option Closing Date and statements and opinions above contemplated to be given as of the Closing Date shall instead be made and given as of such Option Closing Date.

7. Covenants of the Fund and Saratoga Investment Advisors. In further consideration of the agreements of the Underwriters herein contained, the Fund covenants and agrees, and Saratoga Investment Advisors covenants and agrees with the Underwriters as follows:

(a) To notify the Underwriters as soon as practicable, and confirm such notice in writing, of the happening of any event during the period mentioned in Section 7(i) below which in the judgment of the Fund makes any statement in the Registration Statement, the Time of Sale Prospectus, any Omitting Prospectus or the Prospectus untrue in any material respect or which requires the making of any change in or addition to the Registration Statement, the Time of Sale Prospectus, any Omitting Prospectus or the Prospectus (in each case, including the documents incorporated or deemed to be incorporated by reference therein) in order to make the statements therein not misleading in any material respect. If at any time the Commission shall issue any order suspending the effectiveness of the Registration Statement, the Fund will use its best efforts to obtain the withdrawal of such order at the earliest possible moment.

(b) To furnish to the Representative in New York City, without charge, prior to 10:00 A.M. (New York City time) on the business day next succeeding the date of this Agreement and during the period mentioned in Section 7(i) below, as many copies of the Preliminary Prospectus, Prospectus and any supplements and amendments thereto or to the Registration Statement as the Representative may reasonably request.

(c) Before amending or supplementing the Registration Statement, the Preliminary Prospectus or the Prospectus, to furnish to the Representative a copy of each such proposed amendment or supplement and not to file any such proposed amendment or supplement to which the Representative reasonably objects, and to file with the Commission within the applicable period specified in Rule 424 under the Securities Act any prospectus required to be filed pursuant thereto.

(d) To furnish to the Representative a copy of each proposed Omitting Prospectus to be prepared by or on behalf of, used by, or referred to by the Fund and not to use or refer to any proposed Omitting Prospectus to which the Representative reasonably objects.

(e) If the Time of Sale Prospectus is being used to solicit offers to buy the Securities at a time when the Prospectus is not yet available to prospective purchasers and any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Time of Sale Prospectus in order to make the statements therein, in the light of the circumstances, not misleading, or if any event shall occur or condition exist as a result of which the Time of Sale Prospectus (including any document incorporated or deemed to be incorporated by reference therein) materially conflicts with the information contained or incorporated or deemed to be incorporated by reference in the Registration Statement then on file, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Time of Sale Prospectus (including any document incorporated or deemed to be incorporated by reference therein) to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to any dealer upon request, either amendments or supplements to the Time of Sale Prospectus so that the statements in the Time of Sale Prospectus (including any document incorporated or deemed to be incorporated by reference therein) as so amended or supplemented will not, in the light of the circumstances when delivered to a prospective purchaser, be misleading or so that the Time of Sale Prospectus (including any document incorporated or deemed to be incorporated by reference therein), as amended or supplemented, will no longer materially conflict with the Registration Statement, or so that the Time of Sale Prospectus (including any document incorporated or deemed to be incorporated by reference therein), as amended or supplemented, will comply with applicable law, as applicable.

(f) The Fund will use the net proceeds received by it from the sale of the Securities in the manner specified in the Time of Sale Prospectus.

(g) The Fund hereby agrees that, except with respect to the issuance of up to $10,000,000 principal amount of the Fund’s 8.75% notes due 2024 pursuant to and on the terms set forth in the Third Supplemental Notes Purchase Agreement, dated as of March 31, 2023, by and between the Fund and an institutional investor, without the prior written consent of the Representative on behalf of the Underwriters, it will not, during the period ending 90 days after the date of the Prospectus, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any debt securities or any securities convertible into or exercisable or exchangeable for debt securities or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of debt securities, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of debt securities or such other securities, in cash or otherwise or (iii) file any registration statement with the Commission relating to the offering of any debt securities or any securities convertible into or exercisable or exchangeable for debt securities. Notwithstanding the foregoing, if (1) during the last 17 days of the 90-day restricted period, the Fund issues an earnings release or material news or a material event relating to the Fund occurs; or (2) prior to the expiration of the 90-day restricted period, the Fund announces that it will release earnings results during the 16-day period following the last day of the 90-day restricted period, then in each case the restrictions imposed by this Agreement shall continue to apply until the expiration of the 18-day period beginning on the date of the release of the earnings results or the occurrence of material news or a material event relating to the Fund, as the case may be, unless the Representative waives, in writing, such extension. The agreements contained in this paragraph shall not apply to the Securities to be sold hereunder.

(h) The Fund and Saratoga Investment Advisors will not take any action designed to cause or result in the manipulation of the price of any security of the Fund to facilitate the sale of Securities in violation of the Acts or the Exchange Act and the applicable Rules and Regulations, or the securities or “blue sky” laws of the various states and foreign jurisdictions in connection with the offer and sale of Securities.

(i) If, during such period after the first date of the public offering of the Securities as in the opinion of counsel for the Underwriters the Prospectus is required by law to be delivered in connection with sales by an Underwriter or dealer, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus is delivered to a purchaser, not misleading, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Prospectus (including any document incorporated or deemed to be incorporated by reference therein) to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to the dealers (whose names and addresses the Representative will furnish to the Fund) to which Securities may have been sold by the Representative on behalf of the Underwriters and to any other dealers upon request, either amendments or supplements to the Prospectus (including any document incorporated or deemed to be incorporated by reference therein) so that the statements in the Prospectus (including any document incorporated or deemed to be incorporated by reference therein) as so amended or supplemented will not, in the light of the circumstances when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus (including any document incorporated or deemed to be incorporated by reference therein), as amended or supplemented, will comply with law, as applicable.

(j) To endeavor to qualify the Securities for offer and sale under the securities or “blue sky” laws of such jurisdictions as the Underwriters shall reasonably request.

(k) Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, to pay or cause to be paid all expenses incident to the performance of the obligations of the Fund and Saratoga Investment Advisors under this Agreement, including: (i) the fees, disbursements and expenses of the Fund’s counsel and the Fund’s accountants in connection with the registration and delivery of the Securities under the Securities Act and all other fees or expenses in connection with the preparation and filing of the Registration Statement, the Preliminary Prospectus, the Time of Sale Prospectus, the Prospectus, and any Omitting Prospectus prepared by or on behalf of, used by, or referred to by the Fund and amendments and supplements to any of the foregoing, including all printing costs associated therewith, and the mailing and delivering of copies thereof to the Underwriters and dealers, in the quantities hereinabove specified, (ii) all costs and expenses related to the transfer and delivery of the Securities to the Underwriters, including any transfer or other taxes payable thereon, (iii) all costs and expenses incident to listing the Securities on the NYSE, (iv) the cost of printing certificates representing the Securities, (v) the costs and charges of any transfer agent, registrar or depositary, (vi) the costs and expenses of the Fund relating to investor presentations on any “road show” undertaken in connection with the marketing of the offering of the Securities, including, without limitation, expenses associated with the preparation or dissemination of any electronic road show, expenses associated with production of road show slides and graphics, the reasonable fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Fund, and the travel and lodging expenses of the representatives and officers of the Fund and any such consultants, (vii) the document production charges and expenses associated with printing this Agreement and (viii) all other costs and expenses incident to the performance of the obligations of the Fund hereunder for which provision is not otherwise made in this Section 7(k). Notwithstanding the foregoing, the Fund will reimburse the Representative for its out-of-pocket accountable expenses (including the reasonable fees and disbursements of their counsel) actually incurred by them in connection with this Agreement or the offering contemplated hereunder up to a maximum of $25,000. It is understood, however, that except as provided in this Section, Section 8 entitled “Indemnity and Contribution” and the last paragraph of Section 10 below, the Underwriters will pay all of their costs and expenses, including fees and disbursements of their counsel, stock transfer taxes payable on resale of any of the Securities by them, the travel and lodging expenses of the representatives of the Underwriters in connection with any “road show” presentations, and any advertising expenses connected with any offers they may make.

(l) The Fund will comply with all applicable securities and other applicable laws, rules and regulation, including, without limitation, the Sarbanes-Oxley Act, and will use reasonable efforts to cause the Fund’s directors and officers, in their capabilities, as such, to comply with such laws, rules and regulations, including, without limitation, the provisions of Sarbanes-Oxley Act.

(m) The Fund will use reasonable best efforts to maintain its status as a “business development company” under the 1940 Act,; provided, however, that the Fund may change the nature of its business so as to cease to be, or withdraw its election to be treated as, a business development company with the approval of its Board of Directors and a vote of shareholders to the extent required by Section 58 of the 1940 Act.

(n) The Fund will use reasonable best efforts to comply with the requirements of Subchapter M of the Code to qualify as a regulated investment company under the Code, with respect to any fiscal year in which the Fund is a business development company.

(o) The Fund and Saratoga Investment Advisors will use their reasonable efforts to perform all of the agreements required of them by this Agreement and discharge all conditions of theirs to closing as set forth in this Agreement.

(p) Before using, approving or referring to any Road Show Material, the Fund will furnish to the Representative and counsel to the Underwriters a copy of such material for review and will not make, prepare, use authorize, approve or refer to any such material to which the Representative reasonably objects.

(q) As soon as practicable, the Fund will make generally available to its security holders and to the Representatives an earnings statement or statements of the Fund which will satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 under the Securities Act.

8. Indemnity and Contribution. (a) The Fund and Saratoga Investment Advisors, jointly and severally, agree to indemnify and hold harmless each Underwriter, each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act and each partner, director, officer, trustee, manager, member and shareholder of any Underwriter (each, an “Underwriter Indemnified Party”) from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim), caused by, arising out of, related to or based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, the Preliminary Prospectus, any Omitting Prospectus, any Road Show Material, the Time of Sale Prospectus, or the Prospectus or any amendment or supplement thereto (including in each case, the documents incorporated or deemed to be incorporated by reference therein), or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon written information furnished to the Fund or Saratoga Investment Advisors by the Representative on behalf of any Underwriter expressly for use therein.

(b) Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless each of the Fund and Saratoga Investment Advisors, and each of their respective partners, directors, trustees, managers, members and shareholders (as the case may be), and each officer of the Fund who signs the Registration Statement and each person, if any, who controls the Fund and/or Saratoga Investment Advisors within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act (each, a “Fund Indemnified Party”) to the same extent as the foregoing indemnity from the Fund and Saratoga Investment Advisors to such Underwriter, but only with reference to written information relating to the Underwriters furnished to the Fund by the Representative on behalf of any Underwriter expressly for use in the Registration Statement, as originally filed with the Commission, or any amendment thereof, any preliminary prospectus, any Omitting Prospectus, any Road Show Material or the Time of Sale Prospectus.

(c) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to Section 8(a) or 8(b), such person (the “indemnified party”) shall promptly notify the person against whom such indemnity may be sought (the “indemnifying party”) in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements reasonably incurred of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel, (ii) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with an actual conflict of interest, or (iii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for (i) the fees and expenses reasonably incurred of more than one separate firm (in addition to any local counsel) for all Underwriter Indemnified Parties, collectively, and (ii) the fees and expenses reasonably incurred of more than one separate firm (in addition to any local counsel) for all Fund Indemnified Parties, collectively. In the case of any such separate firm for the Underwriter Indemnified Parties, such firm shall be designated in writing by the Representative. In the case of any such separate firm for the Fund Indemnified Parties, such firm shall be designated in writing by the Fund. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there is a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for the reasonable fees and expenses of counsel as contemplated by the second and third sentences of this Section 8(c), the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the material terms of such settlement at least 30 days prior to such settlement being entered into, and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

(d) To the extent the indemnification provided for in Section 8(a) or 8(b) is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Fund and/or Saratoga Investment Advisors on the one hand and the Underwriters on the other hand from the offering of the Securities or (ii) if the allocation provided by clause 8(d)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 8(d)(i) above but also the relative fault of the Fund and/or Saratoga Investment Advisors on the one hand and of the Underwriters on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Fund and/or Saratoga Investment Advisors on the one hand and the Underwriters on the other hand in connection with the offering of the Securities shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Securities (before deducting expenses) received by the Fund and the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate net proceeds of the Securities. The relative fault of the Fund and/or Saratoga Investment Advisors on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Fund or Saratoga Investment Advisors or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Underwriters’ respective obligations to contribute pursuant to this Section 8 are several in proportion to the respective aggregate principal amount of Securities they have purchased hereunder, and not joint.

(e) The Fund, Saratoga Investment Advisors and the Underwriters agree that it would not be just or equitable if contribution pursuant to this Section 8 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in Section 8(d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in Section 8(d) shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 8, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 8 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

(f) The indemnity and contribution provisions contained in this Section 8 and the representations, warranties and other statements of the Fund and Saratoga Investment Advisors contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Underwriter Indemnified Party or by or on behalf of any Fund Indemnified Party and (iii) acceptance of and payment for any of the Securities.

(g) No party shall be entitled to indemnification under this Section 8 if such indemnification of such party would violate Section 17(i) of the Investment Company Act.

9. Termination. The Underwriters may terminate this Agreement by notice given by the Representative to the Fund, if after the execution and delivery of this Agreement and prior to the Closing Date (i) trading generally shall have been suspended or materially limited on, or by, as the case may be, any of the NYSE, the NYSE Amex LLC, the NASDAQ Stock Market, (ii) trading of any securities of the Fund shall have been suspended on any exchange or in any over-the-counter market, (iii) a material disruption in securities settlement, payment or clearance services in the United States shall have occurred, (iv) any moratorium on commercial banking activities shall have been declared by Federal or New York State authorities or (v) there shall have occurred any outbreak or escalation of hostilities, or any change in financial markets or any calamity or crisis that, in the Representative’s judgment, is material and adverse and which, singly or together with any other event specified in this clause (v), makes it, in your judgment, impracticable or inadvisable to proceed with the offer, sale or delivery of the Securities on the terms and in the manner contemplated in the Time of Sale Prospectus or the Prospectus.

10. Effectiveness; Defaulting Underwriters.

(a) This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

(b) If, on the Closing Date or an Option Closing Date, as the case may be, any one or more of the Underwriters shall fail or refuse to purchase Securities that it has or they have agreed to purchase hereunder on such date, and the aggregate principal amount of Securities which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate number of the Securities to be purchased on such date, the other Underwriters shall be obligated severally in the proportions that the aggregate principal amount of Notes set forth opposite their respective names in Schedule I bears to the aggregate principal amount of Notes set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as the Representative may specify, to purchase the Securities which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date; provided that in no event shall the aggregate principal amount of Securities that any Underwriter has agreed to purchase pursuant to this Agreement be increased pursuant to this Section 10 by an amount in excess of one-tenth of such aggregate principal amount of Securities without the written consent of such Underwriter. If, on the Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Notes and the aggregate principal amount of Securities with respect to which such default occurs is more than one-tenth of the aggregate principal amount of Securities to be purchased on such date, and arrangements satisfactory to the Representative and the Fund for the purchase of such Securities are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter. In any such case either the Representative or the Fund shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement, in the Time of Sale Prospectus, in the Prospectus or in any other documents or arrangements may be affected. If, on an Option Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Additional Notes and the aggregate principal amount of Additional Notes with respect to which such default occurs is more than one-tenth of the aggregate principal amount of Additional Notes to be purchased on such Option Closing Date, the non-defaulting Underwriters shall have the option to (i) terminate their obligation hereunder to purchase the Additional Notes to be sold on such Option Closing Date or (ii) purchase not less than the principal amount of Additional Notes that such non-defaulting Underwriters would have been obligated to purchase in the absence of such default. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

(c) If this Agreement shall be terminated by the Underwriters (other than pursuant to Section 9(i), (iii), (iv) or (v)) because of any failure or refusal on the part of the Fund or Saratoga Investment Advisors to comply with the terms or to fulfill any of the conditions of this Agreement other than the condition specified in Section 7(k) of this Agreement, or if for any reason the Fund and Saratoga Investment Advisors shall be unable to perform its obligations under this Agreement, the Fund and Saratoga Investment Advisors, jointly and severally, will reimburse the Underwriters, severally, for all out-of-pocket accountable expenses (including the reasonable fees and disbursements of their counsel) actually incurred by the Underwriters in connection with this Agreement or the offering contemplated hereunder up to a maximum of $75,000.

11. Entire Agreement. (a) This Agreement supersedes all prior agreements and understandings (whether written or oral) between and among the Fund, Saratoga Investment Advisors and the Underwriters, or any of them, with respect to the subject matter hereof.

(b) The Fund and Saratoga Investment Advisors acknowledge that in connection with the offering of the Securities: (i) the Underwriters have acted at arm’s length, are not agents of, and owe no fiduciary duties to, the Fund, Saratoga Investment Advisors or any other person, (ii) the Underwriters owe the Fund and Saratoga Investment Advisors only those duties and obligations set forth in this Agreement and prior written agreements (to the extent not superseded by this Agreement), if any, and (iii) the Underwriters may have interests that differ from those of the Fund and Saratoga Investment Advisors. Each of the Fund and Saratoga Investment Advisors agree that it will not claim that the Underwriters owe an agency, fiduciary or similar duty to the Fund or Saratoga Investment Advisors in connection with offer or sale of the Securities or the process leading thereto.

12. Counterparts. This Agreement may be signed in two or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

13. Applicable Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York applicable to contracts made and to be performed within the State of New York.

14. Headings. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

15. Notices. All communications hereunder shall be in writing and effective only upon receipt and (A) if to the Underwriters, shall be sufficient in all respects if delivered, mailed or sent to the Representative in care of Ladenburg Thalmann & Co. Inc., 640 Fifth Avenue, 4th Floor, New York, NY 10019, Attention: Equity Syndicate Desk (facsimile no. (631)-794-2330), with a copy to the Legal Department, with a copy to Blank Rome LLP, 1271 Avenue of the Americas New York, New York 10020, Attention: Brad L. Shiffman, Esq. (e-mail: brad.shiffman@blankrome.com); and (B) if to the Fund or Saratoga Investment Advisors, shall be sufficient in all respects if delivered, mailed or sent to the Fund or Saratoga Investment Advisors, as applicable, at the offices of the Fund at 535 Madison Avenue, New York, NY 10022, Attention: Christian Oberbeck (e-mail: coberbeck@saratogapartners.com), with a copy to Eversheds Sutherland (US) LLP, 700 Sixth St. NW, Suite 700, Washington, DC 20001, Attention: Payam Siadatpour, Esq. (e-mail: payamsiadatpour@eversheds-sutherland.com).

[Signature page follows]

Very truly yours,

SARATOGA INVESTMENT CORP.

By:	/s/ Henri J. Steenkamp
Name:	Henri J. Steenkamp
Title:	Chief Financial Officer, Chief Compliance Office and Secretary

SARATOGA INVESTMENT ADVISORS, LLC

By:	/s/ Christian L. Oberbeck
Name:	Christian L. Oberbeck
Title:	Managing Director

Accepted as of the date hereof

Ladenburg Thalmann & Co. Inc.

Acting on behalf of itself and

the several Underwriters named in

Schedule I hereto

By:	Ladenburg Thalmann & Co. Inc.

By:	/s/ Jeffrey Caliva
Name:	Jeffrey Caliva
Title:	Managing Director

Signature Page to Underwriting Agreement

SCHEDULE I

Underwriters	Principal Amount of Notes To Be Purchased
Ladenburg Thalmann & Co. Inc.	$21,805,000
B. Riley Securities, Inc.	$6,630,000
Oppenheimer & Co. Inc.	$6,522,500
Compass Point Research & Trading, LLC	$3,042,500
InspereX LLC	$2,690,000
Janney Montgomery Scott LLC	$3,587,500
William Blair & Company, L.L.C.	$5,435,000
Hovde Group, LLC	$112,500
Maxim Group LLC	$175,000
Total	$50,000,000

SCHEDULE II

Pricing Information

1.	Price per Note to the Public: $25.00

2.	Stated Coupon: 8.50%

3.	Number of Notes Sold: 2,000,000

4.	Proceeds to the Fund per Note: $24.21875

5.	Aggregate Principal Amount to Public: $50,000,000

SCHEDULE III

Omitting Prospectuses

1.	Press release dated April 11, 2023 (launch press release)

2.	Press release dated April 11, 2023 (pricing press release)

SCHEDULE IV

Subsidiaries

Saratoga Investment Funding II, LLC

Saratoga Investment Corp. SBIC, LP

Saratoga Investment Corp. SBIC II, LP

Saratoga Investment Corp. SBIC III, LP

Saratoga Investment Corp. GP, LLC

EXHIBIT A

OPINION OF COUNSEL TO THE FUND AND SARATOGA INVESTMENT ADVISORS